AGREEMENT
                                     between
                UINFO INTERNATIONAL, INC., and MIND2MARKET, INC.

         This Agreement dated October 2, 2000 is between Mind2Market, Inc., a Colorado Corporation, having a place of business at 1625 Abilene Drive, Broomfield, CO 80020 referred to as M2M in this agreement and UINFO International Inc., a Colorado Corporation having a place of business at 777 S. Wadsworth Blvd. Suite #B1-200, Lakewood, CO 80226, referred to as UINFO in this agreement.

         WITNESSETH

         Whereas: M2M is desirous of a business relationship with an engineering and software development firm to help design and build its proprietary digital data distribution system over the Internet with an initial emphasis on music sales and distribution, and

     Whereas: UINFO is a US based subsidiary of a foreign firm with an existing staff that has the ability to develop the secured digital data distribution system needed by M2M and is desirous of doing that development work, and

     Whereas: UINFO needs a US partner to effectively penetrate the US markets with its developed products, and

         Whereas: UINFO has developed accounting software and a proprietary innovative advertising software capability that can be used effectively with M2M's proprietary digital data distribution system and both companies are desirous of combining the systems and participating in the resulting economic advantage such a combined system will bring to both the US and world-wide markets,

         Now Therefore: The parties named above, based on representations made to each other by their respective executive officers and boards hereby agree to enter into a business relationship as defined below.

1. UINFO will develop the complete software package to implement the music distribution and accounting system needed by M2M along with UINFO's advertising program according to the System Requirements and associated Schedule attached hereto (Appendices A and B respectively) and amended from time to time.
2. UINFO will also grant to M2M the exclusive US and world-wide rights to its proprietary and patent-pending advertising technology and associated software subject to agreements by UINFO for rights outside the United States of America to other parties that are made prior to November 20, 2000.
3. For this work and these rights, M2M will issue to UINFO a total of Two Million (2,000,000) shares of M2M common stock which shall be held in escrow to ensure performance and 1.5 Million dollars ($1,500,000) US according to the schedule indicated below. Of the Two Million (2,000,000) shares of common stock, 1,667,000 shares shall be restricted stock as defined by the corporate securities counsel, and the remaining 333,000 shares shall be registered under S8 with the SEC. Additional compensation for the World-Wide rights outside the United States defined in (2) above shall be subject to negotiation after the other agreements, if any, are defined as indicated in (2) above.
4. In addition to the above, M2M will pay UINFO a royalty fee of Ten Percent (10%) of all third party advertising funds collected using the proprietary advertising software purchased from UINFO. Third parties are defined to be any entity other than M2M or UINFO and their affiliated companies that does not directly or indirectly own or control more that Three Percent (3%) of the outstanding common stock in M2M.
5. Also, any stock defined in (3) above that is not yet issued, shall become issued at the option and written request of UINFO upon the sale of Fifty Percent (50%) or more of M2M to any third party or entity, in which event these shares may be issued just prior to the completion of such sale and the issuance of which may be conditioned upon the completion of such sale.

PHASE 1:
During Phase 1, UINFO shall develop a complete demonstration model of the music sales and distribution software showing the Web interactive HMI (Human Machine Interface) that allows sampling and purchasing of music as well as the

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accounting forms to be used for providing  complete  accounting of the purchases and fund distribution. Within thirty (30) days of the completion of this phase, M2M shall deliver from escrow to UINFO One Third (1/3) of the total of each respective type of shares indicated in Item 2 above and One Third of the funds so indicated ($500,000 US). This phase is scheduled to be completed by November 7, 2000 as shown in Appendix B. Since the schedule for Phase 2 shall not begin until all the funds due for Phase 1 have been paid, payment of these funds shall be made as soon as M2M has the funds available from its fund raising efforts, the thirty (30) day period defined above notwithstanding.

PHASE 2:
During Phase 2, UINFO shall finish developing and deliver to M2M the complete operational system including the music sales and distribution system with the accounting system so that sales can commence on the Internet for selling M2M secured downloadable music and take orders for CDs and provide appropriate accounting to the owners of the music being sold. In addition, UINFO shall support M2M in defining the requirements to be developed during Phase 3. Within thirty (30) days of the completion of this phase, M2M shall deliver from escrow to UINFO One Third (1/3) of the total of each respective type of shares indicated in Item 2 above and One Third of the funds so indicated ($500,000 US). This phase is scheduled to be completed within four months of receipt of payment from Phase 1 as shown in Appendix B. Since the schedule for Phase 3 shall not begin until all the funds due for Phase 2 have been paid, payment of these funds shall be made as soon as M2M has the funds available from its fund raising efforts, the thirty (30) day period defined above notwithstanding.

PHASE 3:
During Phase 3, UINFO shall finish developing and deliver to M2M the updated complete operational system that in addition to the features contained in the system delivered in Phase 2 also has the ability to manufacture and ship individually ordered, customized CDs, and also has incorporated in it the proprietary advertising software described above and the database and other features necessary to implement it. The details of what is included during this phase shall be further defined before the end of Phase 2. Within thirty (30) days of the completion of this phase, M2M shall deliver from escrow to UINFO the final One Third (1/3) of the total of each respective type of shares indicated in Item 2 above and the final One Third of the funds so indicated ($500,000 US). This phase is scheduled to be completed within four months of receipt of payment from Phase 2 as shown in Schedule B.


WARRANTIES:

         (a) UINFO hereby warrants and represents that it has the right and power to grant the Rights herein described in Item Two (2) of this Agreement and is free to enter into this agreement with M2M. Upon the execution of this Agreement, UINFO shall provide M2M with existing documentation regarding its proprietorship of and ability to grant the Rights as set forth herein.

         (b) UINFO hereby warrants and represents that it has not assigned or in any other way, sold, conveyed, transferred or encumbered all or any portion of the Rights described in Item Two (2), to any other person, firm or corporation by any instrument or agreement now valid or outstanding except as disclosed to M2M by December 1, 2000.


MISCELLANEOUS

          (a) The parties hereto do hereby agree that they are each dealing with the other under this Agreement as independent parties and that this Agreement does not create, nor is it intended in any way to create a joint venture or partnership between the parties hereto.

         (b) This Agreement resulting from this Agreement may not be assigned by either party without the prior written consent of the other party or one or more of the principals.

         (c) Both parties agree to hold all information received from the other party hereto in confidence and all contracts, names, names of clients will not be used by the other party in any other type of endeavor or that party will be held liable for damages.

          (d) Any notice required by or provided pursuant to this Agreement or the resulting agreement shall be given in writing by means of facsimile, the

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U.S. Postal Service or any professional  delivery service that requires a signed written receipt confirming delivery of the envelope or package containing the notice. The effective date of the notice shall be the date it is FAXed or delivered to the party for which it is intended. If the notice is for UINFO, it shall be delivered to the following address or to such other addresses as UINFO may designate by notice:

                           Name             UINFO International, Inc.
                           Address          716 Chelcickeho
                           City             76205   2Lin
                           State            Czech Republic,  76205
                           Attn:            Mr. Miroslav Rajch
                           Phone            011-420-67-721-0608
                           Fax              ___________________________________

         If the notice is to M2M it shall be delivered to the following address or to such other addresses that M2M shall designate by notice:
                           Name             Mind2Market, Inc.
                           Address          1625 Abilene Drive
                           City             Broomfield
                           State            Colorado Zip  80020
                           Attn:            James R. Clark
                           Phone:           303-438-9185
                           Fax:             303-438-9243

         (i) The agreement resulting from this Agreement may be executed in any number of counterparts agreed to by both parties in writing, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         (j) The agreement resulting from this Agreement sets forth the entire agreement of the parties, all prior verbal or written agreements, whether expressed or implied, being merged therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below to be effective as provided in the first sentence of the Agreement, subject to the approval of the Board of Directors of M2M.


Date:    October 2, 2000

                                                     Miroslav Rajch, President
                                                     UINFO International, Inc.


Date:    October 2, 2000

                                                     James R. Clark, CEO
                                                     Mind2Market, Inc.